Q1 2022 Earnings Presentation May 16, 2022 Exhibit 99.2

Disclaimer FORWARD-LOOKING STATEMENTS This Presentation may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to BurgerFi International, Inc.’s (“BurgerFi” or the “Company”) estimates of its future business outlook, store opening plans, same store sales and restaurant operating margin growth plans, prospects or financial results. Forward- looking statements generally can be identified by words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "will be," "will continue," "will likely result," and similar expressions. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2021 and those discussed in other documents we file with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to BurgerFi or persons acting on BurgerFi’s behalf are expressly qualified in their entirety by the cautionary statements included in this presentation. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. NON-GAAP FINANCIAL MEASURES For discussion and reconciliations of non-GAAP financial measures, see page 12 of this presentation. 2 2

3 Award-winning, fast casual “better burger” concept, delivering a delicious, all-natural burger experience ordered through our digital platforms or in our cool, modern, eco-friendly restaurants served by our passionate team members. 3 3

Anthony’s Coal Fired Pizza & Wings prides itself on serving fresh, never frozen, high-quality ingredients. Anthony's menu offers “well-done” pizza, coal fired chicken wings, homemade meatballs, and a variety of handcrafted sandwiches and salads. 4

First Quarter 2022 Financial Results & Recent Highlights 5

Q1 2022 Financial Summary Total revenue1 increased 311% to $44.9 million vs. $10.9 million in Q1’21 BurgerFi systemwide sales2 increased 2% to $40.5 million vs. $39.8 million in Q1’21 BurgerFi opened six new locations in Q1, 3 Corporate-owned and 3 Franchised BurgerFi systemwide same store sales2 decreased 5% Anthony’s revenue increased 13% to $32.5 million Anthony’s same store sales2 increased 13% Net loss1,2 was $13.6 million vs. a net loss of $8.2 million in Q1’21 Adjusted EBITDA1,2,3 increased 213% to $2.3 million vs. $0.7 million in Q1’21 $13.3 million in cash as of March 31, 2022 6 1) Includes BurgerFi and Anthony’s in combined financials 2) See slide 12 for definitions of key metrics and non-GAAP financial measures. 3) See slides 13-14 for reconciliations of non-GAAP financial measures. 6

Q1 2022 Key Metrics1,2 7 BurgerFi (in thousands, except for percentage data) Three Months Ended March 31, 2022 Systemwide Restaurant Sales $ 40,472 Systemwide Restaurant Sales Growth 2% Systemwide Restaurant Same Store Sales Growth (5)% Corporate-Owned Restaurant Sales $ 9,441 Corporate-Owned Restaurant Sales Growth 20% Corporate-Owned Restaurant Same Store Sales Growth (8)% Franchise Restaurant Sales $ 30,985 Franchise Restaurant Sales Growth 4% Franchise Restaurant Same Store Sales Growth (5)% Digital Channel % of Systemwide Sales 36% 1) See slide 12 for definitions of key metrics and non-GAAP financial measures. 2) For informational purposes, Anthony’s same store sales were 13% higher for the first quarter of 2022 as compared to the comparable period, which was prior to the acquisition of Anthony’s by BurgerFi. 7

81) Includes BurgerFi and Anthony’s in combined financials. Q1 2022 Consolidated Restaurant Operating Performance1 8 Consolidated Three Months Ended March 31, 20221 Three Months Ended March 31, 2021 (in thousands) In dollars As a percentage of restaurant sales In dollars As a percentage of restaurant sales Restaurant Sales $ 42,359 100% $ 8,396 100% Restaurant level operating expenses: Food, beverage and paper costs 12,301 29.0% 2,422 28.8% Labor and related expenses 12,582 29.7% 2,201 26.2% Other operating expenses 7,860 18.6% 1,737 20.7% Occupancy and related expenses 3,834 9.1% 773 9.2% Total $ 36,577 86.4% $ 7,133 85.0%

Q1 2022 Restaurant Operating Performance Cont. 9 9 BurgerFi Three Months Ended March 31, 2022 Three Months Ended March 31, 2021 (in thousands) In dollars As a percentage of restaurant sales In dollars As a percentage of restaurant sales Restaurant Sales $ 9,822 100% $ 8,396 100% Restaurant level operating expenses: Food, beverage and paper costs 3,030 30.8% 2,422 28.8% Labor and related expenses 2,749 28.0% 2,201 26.2% Other operating expenses 1,943 19.8% 1,737 20.7% Occupancy and related expenses 961 9.8% 773 9.2% Total $ 8,683 88.4% $ 7,133 85.0% Anthony’s Three Months Ended March 31, 2022 (in thousands) In dollars As a percentage of restaurant sales Restaurant Sales $ 32,537 100% Restaurant level operating expenses: Food, beverage and paper costs 9,271 28.5% Labor and related expenses 9,833 30.2% Other operating expenses 5,917 18.2% Occupancy and related expenses 2,873 8.8% Total $ 27,894 85.7%

BURGERFI

ANTHONY'S COAL FIRED PIZZA & WINGS

Anthony's 2021 Restaurant Operating Performance[1]

Anthony's (in thousands)		Three Months Ended Q1 2021			Three Months Ended Q2 2021			Three Months Ended Q3 2021			Three Months Ended Q4 2021			Year Ended 2021	
		In dollars	As a percentage of restaurant sales		In dollars	As a percentage of restaurant sales		In dollars	As a percentage of restaurant sales		In dollars	As a percentage of restaurant sales		In dollars	As a percentage of restaurant sales
Restaurant Sales	$	28,671	100%	$	31,292	100%	$	30,385	100%	$	32,191	100%	$	122,539	100%
Restaurant level operating expenses:															
Food, beverage and paper costs		8,362	29.2%		9,241	29.5%		8,961	29.5%		9,382	29.1%		$35,946	29.3%
Labor and related expenses		8,227	28.7%		9,035	28.9%		8,856	29.1%		9,335	29.0%		$35,453	28.9%
Other operating expenses		5,997	20.9%		6,166	19.7%		6,497	21.4%		6,469	20.1%		$25,129	20.5%
Occupancy and related expenses		2,593	9.0%		2,634	8.4%		2,888	9.5%		3,081	9.6%		$11,196	9.1%
Total	$	25,178	87.8%	$	27,076	86.5%	$	27,202	89.5%	$	28,267	87.8%		$107,723	87.9%

1) Figures are shown for informational purposes only. Note that the Company acquired Anthony's on November 3, 2021 and as such, revenue and expenses prior to this date are amounts earned and incurred pre-acquisition by BurgerFi.

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2022 Outlook 11 BurgerFi remains optimistic about its short-term and long-term prospects and is reiterating the following modeling assumptions for 20221: Annual revenues of $180-$190 million Mid-single digit same-store sales2 growth 15-20 new restaurant openings, most of which will be franchised locations Adjusted EBITDA2,3 of $12-$14 million Capital expenditures expected to be approximately $3-$4 million 1) These projections assume the current economic environment does not change materially 2) See slide 12 for definitions of key metrics and non-GAAP financial measures 3) See slides 13-14 for reconciliations of non-GAAP financial measures 11

Adjusted EBITDA Reconciliation & Key Metrics Definitions Adjusted EBITDA Reconciliation • To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the measure Adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. • We use this non-GAAP financial measure for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that this non-GAAP financial measure provides meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to this non-GAAP financial measure in assessing our performance and when planning, forecasting, and analyzing future periods. This non-GAAP financial measure also facilitates management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe this non-GAAP financial measure is useful to investors both because (1) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) it is used by our institutional investors and the analyst community to help them analyze the health of our business. • There are a number of limitations related to the use of this non-GAAP financial measure. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from this non-GAAP financial measure and evaluating this non-GAAP financial measure together with its relevant financial measure in accordance with GAAP. • For more information on this non-GAAP financial measure, please see the tables captioned Reconciliation of Net Loss to Adjusted EBITDA included on slides 13-14. Adjusted EBITDA Reconciliation • A reconciliation of Adjusted EBITDA guidance is not being provided due to the nature of this forward-looking non-GAAP measure containing certain elements that are impractical to predict given their market-based nature, such as share-based compensation expense and gain and losses on change in value of warrant liabilities, without unreasonable efforts. For the same reasons, we are unable to address the probable significance of the unavailable information, nor can we accurately predict all of the components of the applicable non-GAAP financial measure and reconciling adjustments thereto; accordingly, guidance for the corresponding GAAP measure may be materially different than guidance for the non-GAAP measure. Such forward looking information is also subject to uncertainty and various risks, and there can be no assurance that any forecasted results or conditions will actually be achieved. Key Metrics Definitions • “Systemwide Restaurant Sales” is presented as informational data in order to understand the aggregation of franchised stores sales, ghost kitchen and corporate-owned store sales performance. Systemwide restaurant sales growth refers to the percentage change in sales at all franchised restaurants, ghost kitchens and corporate-owned restaurants in one period from the same period in the prior year. Systemwide restaurant same store sales growth refers to the percentage change in sales at all franchised restaurants, ghost kitchens, and corporate-owned restaurants once the restaurant has been in operation after 14 months. See definition below for same store sales. • “Corporate-Owned Restaurant Sales” represent the sales generated only by corporate-owned restaurants that are open at the end of the period. Corporate-owned restaurant sales growth refers to the percentage change in sales at all corporate-owned restaurants in one period from the same period in the prior year. Corporate-owned restaurant same store sales growth refers to the percentage change in sales at all corporate-owned restaurants once the restaurant has been in operation after 14 months. These measures highlight the performance of existing corporate-owned restaurants. • “Franchise Restaurant Sales” represent the sales generated only by franchisee-owned restaurants that are open at the end of the period. Franchise restaurant sales growth refers to the percentage change in sales at all franchised restaurants in one period from the same period in the prior year. Franchise restaurant same store sales growth refers to the percentage change in sales at all franchised restaurants once the restaurant has been in operation after 14 months. These measures highlight the performance of existing franchised restaurants. • “Same Store Sales” is used to evaluate the performance of our store base, which excludes the impact of new stores and closed stores, in both periods under comparison. We include a restaurant in the calculation of same store sales once it has been in operation after 14 months. A restaurant which is temporarily closed (including as a result of the COVID-19 pandemic), is included in the same store sales computation. A restaurant which is closed permanently, such as upon termination of the lease, or other permanent closure, is immediately removed from the same store sales computation. Our calculation of same store sales may not be comparable to others in the industry. • “Digital Channel % of Systemwide Sales” is used to measure performance of our investments made in our digital platform and partnerships with third party delivery partners. We believe our digital platform capabilities are a vital element to continuing to serve our customers and will continue to be a differentiator for the Company as compared to some of our competitors. Digital channel as percentages of systemwide sales are indicative of the sales placed through our digital platforms and the percentage of those digital sales when compared to total sales at all our franchised and corporate-owned restaurants. • “Adjusted EBITDA,” a non-GAAP measure, is defined as net loss before the change in value of warrant liability, interest expense (which includes the change in value of preferred stock), income tax (benefit) expense, depreciation and amortization, share- based compensation expense, pre-opening costs, store closure costs (income), gain on extinguishment of debt, legal settlements, and merger, acquisition, and integration costs. 12 12

Adjusted EBITDA Reconciliation for Q1 2022 13 The following table sets forth a reconciliation of net loss to Adjusted EBITDA: BurgerFi International Inc., and Subsidiaries Reconciliation of Net Loss to Adjusted EBITDA (Non-GAAP) (Unaudited) 13 (in thousands) Three Months Ended March 31, 20221 Three Months Ended March 31, 2021 Net Loss $ (13,560) $ (8,210) Loss on change in value of warrant liability 534 4,946 Interest expense 2,071 8 Income tax (benefit) expense (112) 713 Depreciation and amortization expense 4,444 2,108 Share-based compensation expense 7,376 522 Pre-opening costs 474 126 Store closure costs 514 - Gain on extinguishment of debt - (114) Legal settlements 125 200 Merger, acquisition, and integration costs 412 429 Adjusted EBITDA $ 2,278 $ 728 1) Includes full quarter of BurgerFi and Anthony’s in combined financials

Adjusted EBITDA Reconciliation for Q1 2022 14 The following table sets forth a reconciliation of net loss to Adjusted EBITDA: BurgerFi Brand Only Reconciliation of Net Loss to Adjusted EBITDA (Non-GAAP) (Unaudited) 14 (in thousands) Three Months Ended March 31, 2022 Three Months Ended March 31, 2021 Net Loss $ (12,960) $ (8,210) Loss on change in value of warrant liability 534 4,946 Interest expense 965 8 Income tax (benefit) expense (110) 713 Depreciation and amortization expense 2,507 2,108 Share-based compensation expense 7,376 522 Pre-opening costs 474 126 Store closure costs 534 - Gain on extinguishment of debt - (114) Legal settlements 125 200 Merger, acquisition, and integration costs 346 429 Adjusted EBITDA $ (209) $ 728 (in thousands) Three Months Ended March 31, 2022 Net Loss $ (600) Interest expense 1,106 Income tax benefit (2) Depreciation and amortization expense 1,937 Store closure income (20) Merger, acquisition, and integration costs 66 Adjusted EBITDA $ 2,487 Anthony’s Brand Only Reconciliation of Net Loss to Adjusted EBITDA (Non-GAAP) (Unaudited)

Contact Us Investor Relations Contact Lynne Collier 646-430-2216 IR-BFI@icrinc.com